UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2007
ENDWAVE CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-31635 (Commission File No.)	95-4333817 (IRS Employer Identification No.)

130 Baytech Drive San Jose, California (Address of principal executive offices)	95134 (Zip Code)
Registrant’s telephone number, including area code (408) 522-3100
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 2.1
EXHIBIT 99.1

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On April 19, 2007, Endwave Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with each of the stockholders and option holders of ALC Microwave, Inc. (“ALC”) pursuant to which the Company purchased all of the outstanding capital stock of ALC for approximately $6.6 million in cash (subject to increase for any cash held by ALC at the closing). ALC is a leading provider of logarithmic amplifier products for major defense programs and provides other microwave and millimeter-wave components and subsystems for several other advanced defense electronics platforms.
     The purchase price is payable in three installments, with the first installment of $5.6 million paid at closing, a second installment equal to the amount of cash held by ALC at the closing payable by April 30, 2007 and the third installment of $1.0 million payable on the first anniversary of the closing. The Purchase Agreement contains standard representations and warranties as to ALC’s business that survive for one year following closing (with certain exceptions). The Purchase Agreement also provides that the Company may seek indemnification for breaches of the representations, warranties and covenants contained in the Purchase Agreement by setting off the amount of any damages against the third installment of the purchase price.
     A copy of the Purchase Agreement is filed herewith as Exhibit 2.1. A copy of the press release containing the Company’s announcement of the acquisition is filed herewith as Exhibit 99.1.
ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
     On April 19, 2007, the Company consummated the acquisition of ALC. The description of such transaction in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
(a)	Financial statements of businesses acquired:
     In accordance with Securities and Exchange Commission regulations, the Company intends to file financial statements for ALC by an amendment to this Current Report on Form 8-K within 71 days of the date that this Current Report on Form 8-K was required to have been filed.
(b)	Pro forma financial information:
     In accordance with Securities and Exchange Commission regulations, the Company intends to file pro forma financial information by an amendment to this Current Report on Form 8-K within 71 days of the date that this Current Report on Form 8-K was required to have been filed.
(d)	Exhibits:

Exhibit No.	Exhibit Title
2.1	Stock Purchase Agreement dated April 19, 2007 among the Registrant and the stockholders and option holders of ALC Microwave, Inc.

99.1	Press Release dated April 19, 2007.
Forward Looking Statements
This Current Report on Form 8-K, and other statements the Company may make, including statements about the benefits of the acquisition of ALC, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, with respect to the Company’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “expect,” “anticipate,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.
Forward-looking statements are based largely on expectations and projections about future events and future trends and are subject to numerous assumptions, risks and uncertainties, which change over time. The Company’s actual results could differ materially from those anticipated in forward-looking statements and you should not place any undue reliance on such forward looking statements. Factors that could cause actual performance to differ from these forward-looking statements include the risks and uncertainties disclosed in the Company’s filings with the SEC. The Company’s filings with the SEC are accessible on the SEC’s website at http://www.sec.gov. Forward-looking statements speak only as of the date they are made. In particular, the anticipated benefits of the acquisition are uncertain and could be affected by many factors, including, without limitation, the Company’s ability to integrate ALC’s business with its own, ALC’s future financial performance and general economic and financial market conditions.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDWAVE CORPORATION

Dated: April 24, 2007	By:	/s/ Edward A. Keible, Jr.

Edward A. Keible, Jr.
	Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit Title
2.1	Stock Purchase Agreement dated April 19, 2007 among the Registrant and the stockholders and option holders of ALC Microwave, Inc.

99.1	Press Release dated April 19, 2007.